Exhibit 99.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Lewis and Clark Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Lewis and Clark Pharmaceuticals, Inc. (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, deficiency in stockholder’s equity, and cash flows for the years ended December 31, 2016 and 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016 and 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any revenues and has incurred net losses since its inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the financial statements, Inspyr Therapeutics, Inc. acquired 100% of the the Company’s common stock, pursuant to the terms of a share exchange agreement dated July 31, 2017.

/s/ Liggett & Webb, P.A
December 19, 2017	Liggett & Webb, P.A
New York, New York

LEWIS AND CLARK PHARMACEUTICALS, INC.
BALANCE SHEETS

	December 31,	December 31,
	2016	2015

Assets

Current assets:
Cash	$320,946	$105,256
Prepaid expenses	2,693	—

Total current assets	323,639	105,256

Property and equipment, net of accumulated depreciation of $13,517 and $9,297, respectively	14,846	13,642

Total assets	$338,485	$118,898

Liabilities and deficiency in stockholders’ equity

Current liabilities:

Accounts payable and accrued expenses	$16,833	$33,081
Accrued interest	178,209	86,431
Due to related party	14,000	14,000
Convertible notes payable	762,040	200,000

Total current liabilities	971,082	333,512

Convertible notes payable, long term	1,280,000	850,000

Total liabilities	2,251,082	1,183,512

Deficiency in stockholders’ equity:

Common stock, no par value; 5,000,000 shares authorized, 1,817,978 shares issued and outstanding, respectively	1,058,000	1,058,000
Additional paid in capital	386,274	231,914
Accumulated deficit	(3,356,871)	(2,354,528)

Total deficiency in stockholders’ equity	(1,912,597)	(1,064,614)

Total liabilities and deficiency in stockholders’ equity	$338,485	$118,898

The accompanying notes are an integral part of these financial statements.

LEWIS AND CLARK PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Operating expenses:
General and administrative	$916,186	$810,201

Total operating expenses	916,186	810,201

Loss from operations	(916,186)	(810,201)

Other income (expense):
Miscellaneous income	4,906	15,447
Interest income (expense), net	(91,063)	(57,500)

Loss before provision for income taxes	(1,002,343)	(852,254)

Provision for income taxes	—	—

Net loss	$(1,002,343)	$(852,254)

Net loss per common share, basic and diluted	$(0.55)	$(0.47)

Weighted average shares outstanding	1,817,978	1,817,978

The accompanying notes are an integral part of these financial statements.

LEWIS AND CLARK PHARMACEUTICALS, INC.

STATEMENT OF DEFICIENCY IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

			Additional
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficiency

Balance, December 31, 2014	1,817,978	$1,058,000	$165,048	$(1,502,274)	$(279,226)

Stock based compensation			66,866		66,866

Net loss	—	—	—	(852,254)	(852,254)

Balance, December 31, 2015	1,817,978	1,058,000	231,914	(2,354,528)	(1,064,614)

Stock based compensation	—	—	154,360	—	154,360

Net loss	—	—	—	(1,002,343)	(1,002,343)

Balance, December 31, 2016	1,817,978	$1,058,000	$386,274	$(3,356,871)	$(1,912,597)

The accompanying notes are an integral part of these financial statements.

LEWIS AND CLARK PHARMACEUTICALS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Cash flows from operating activities:
Net loss	$(1,002,343)	$(852,254)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,220	3,491
Stock based compensation	154,360	66,866
Change in assets and liabilities:
Prepaid expense	(2,693)	9,034
Accounts payable and accrued expenses	75,530	90,581

Cash used in operating activities	(770,926)	(682,282)

Cash flows from investing activities:
Acquisition of equipment	(5,424)	(5,250)

Cash used in investing activities	(5,424)	(5,250)

Cash flows from financing activities:
Repayments of related party loans	—	(1,000)
Proceeds from convertible notes	992,040	301,000

Cash provided by financing activities	992,040	300,000

Net increase (decrease) in cash	215,690	(387,532)
Cash, beginning of year	105,256	492,788
Cash, end of year	$320,946	$105,256

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

LEWIS AND CLARK PHARMACEUTICALS, INC.
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

NOTE 1 – BACKGROUND

Lewis and Clark Pharmaceuticals, Inc. (“we”, “us”, “our company”, “our”, “Lewis and Clark” or the “Company”) was formed under the laws of the State of Virginia in October 2012, and has its principal office in Charlottesville, Virginia. We are a biotechnology company focused on the early stage development of adenosine receptor-based compounds, with a focus on A2A and A2B antagonists, and A2A agonists. Our compounds have the potential to assist with the treatment of many diseases including cancer and inflammation.

Our ability to execute our business plan is dependent on the amount and timing of cash, if any, that we are able to raise. Should we not raise sufficient funds to execute our business plan, our business operations will cease to exist.

NOTE 2 – MANAGEMENT’S PLANS TO CONTINUE AS A GOING CONCERN

The opinion of our independent registered accounting firm on our financial statements contains explanatory going concern language. We have prepared our financial statements on the basis that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred losses since inception and have an accumulated deficit of $3,356,871 as of December 31, 2016. We anticipate incurring additional losses for the foreseeable future until such time, if ever, that we can generate significant sales from our product candidates which are currently in development or we enter into cash flow positive business development transactions.

To date, we have generated no sales or revenues, have incurred significant losses and expect to incur significant additional losses. Consequently, our operations are subject to all the risks inherent in the establishment of a pre-revenue business enterprise as well as those risks associated with a company engaged in the research and development of pharmaceutical compounds.

Our cash and cash equivalents balance at December 31, 2016 was $320,946. We anticipate raising additional funds through collaborative arrangements, licensing agreements, public or private sales of debt or equity securities, or some combination thereof. There is no assurance that any such arrangement will be entered into or that financing will be available when needed in order to allow us to continue our operations, or if available, on terms favorable or acceptable to us.

In the event financing is not obtained, we may pursue cost cutting measures as well as explore the sale of selected assets to generate additional funds. If we are required to significantly reduce operating expenses and delay, reduce the scope of, or eliminate any of our development programs or clinical trials, these events could have a material adverse effect on: our business, results of operations, and financial condition. These factors raise significant doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Our auditors’ report issued in connection with our December 31, 2016 and 2015 financial statements expressed an opinion that our capital resources as of the date of their audit report were not sufficient to sustain operations or complete our planned activities for the upcoming year unless we raised additional funds. Accordingly, our current cash level raises substantial doubt about our ability to continue as a going concern. If we do not obtain additional funds by such time, we may no longer be able to continue as a going concern and will cease operations which means that our shareholders will lose their entire investment.

NOTE 3 – SUMMARY OF CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results may differ from those estimates.

Research and Development

Research and development costs are charged to expense as incurred.

Property and Equipment

Office equipment is stated at cost less accumulated depreciation. Depreciation is calculated on the straight line basis over the estimated useful lives of the assets of three to seven years. Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to expense. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its office equipment for impairment.

Loss per Share

Basic loss per share is calculated by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Basic and diluted loss per share are the same, in that any potential common stock equivalents would have the effect of being anti-dilutive in the computation of net loss per share. The following potentially dilutive securities have been excluded from the computations of weighted average shares outstanding as of December 31, 2016 and 2015, as they would be anti-dilutive:

	2016	2015
Shares underlying options outstanding	262,240	157,240

Fair Value of Financial Instruments

Our short-term financial instruments, including cash, accounts payable and other liabilities, consist primarily of instruments with maturities of three months or less when acquired. We believe that the fair values of our current assets and current liabilities approximate their reported carrying amounts.

Stock-Based Compensation

We measure the cost of employee services received in exchange for equity awards based on the grant-date fair value of the awards. All awards under our stock-based compensation programs are accounted for at fair value and that cost is recognized over the period during which an employee is required to provide service in exchange for the award (the vesting period).

Compensation expense for options granted to non-employees is determined in accordance with the fair value of the consideration received or the fair value of the equity instruments issued, whichever is a more reliable measurement. Compensation expense for awards granted to non-employees is re-measured on each accounting period.

Determining the appropriate fair value of stock-based compensation requires the input of subjective assumptions, including the expected life of the stock-based compensation and the volatility of our stock price. We use the Black-Scholes option-pricing model to value our stock option awards which incorporates our stock price, volatility, U.S. risk-free interest rate, dividend rate, and estimated life.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which the related temporary difference becomes deductible.

Recent Accounting Pronouncements

There are various recently issued accounting updates, most of which represented technical corrections to the accounting literature or application to specific industries, which are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2017, the FASB issued ASU 2017-09, “Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting”, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award changes as a result of the change in terms or conditions. If an award is not probable of vesting at the time a change is made, the new guidance clarifies that no new measurement date will be required if there is no change to the fair value, vesting conditions, and classification. This ASU will be applied prospectively and is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Major classes of property and equipment at December 31, 2016 and 2015 consist of the following:

	2016	2015
Computers and equipment	$7,225	$7,225
Lab equipment	21,138	15,714
	28,363	22,939
Less: accumulated depreciation	(13,517)	(9,297)
Net property and equipment	$14,846	$13,642

Depreciation expense related to property and equipment was $4,220 and $3,491 for the years ended December 31, 2016 and 2015, respectively.

NOTE 5 – CONVERTIBLE DEBENTURES

The Company has entered into various convertible notes with substantially the same terms. In the event that the Company issues and sells shares of a class of its equity securities (“Equity Securities”) to investors (the “Investors”) on or before the Maturity Date in an equity financing or series of equity financings with total proceeds to the Company of not less than $1,700,000 (excluding the conversion of the Notes), and with the principal purpose of raising capital (a “Qualified Financing”), then the outstanding principal balance of this Note and accrued interest thereon (the “Conversion Amount”) shall convert in whole without any further action by the Holder, at the Holder’s election, into (A) the securities issued to the investors in the Qualified Financing, or (B) any other class of Equity Securities of the Company then authorized as outstanding at a conversion price (the “Conversion Price”) equal to lesser of (a) the product of price per share paid by the Investors purchasing the Equity Securities multiplied by the Applicable Discount (as defined), or (b) the price determined by dividing $3,250,000 by the Fully Diluted Capitalization (as defined) as of immediately prior to the Qualified Financing. If, prior to the Maturity Date and the occurrence of a Qualified Financing, a Change in Control (as defined) of the Company occurs, then upon the closing of such Change of Control, the Holder shall be entitled to receive the greater of (a) all outstanding accrued interest plus 1.5 times the outstanding principal and accrued interest on this Note, or (b) the amount the Holder would receive if the Conversion Amount had converted into such class of authorized and/or outstanding shares of the Company as the Holder may elect immediately prior to the closing of the Change in Control at a price determined by dividing $3,250,000 by the Fully Diluted Capitalization as of immediately prior to the closing of the Change in Control.

One note in the amount of $203,040 bears interest at the rate of 8% per year. The remaining notes bear interest at 6% per year. The notes have maturity dates of three years from the date of issuance through November 2019. As of December 31, 2016 and 2015, accrued interest related to these convertible debentures was $178,209 and $86,431, respectively. Convertible notes aggregating $80,000 and $30,000 are held by stockholders as of December 31, 2016 and 2015, respectively.

Long term debt at December 31, 2016 matures as follows:

Year ending December 31, 2018	$291,000
Year ending December 31, 2019	989,000
$1,280,000

In connection with the acquisition of 100% of our common stock described in Note 10, all debentures and related accrued interest were converted into common stock prior to the acquisition.

NOTE 6 – CAPITAL STOCK AND STOCKHOLDERS’ EQUITY

Common Stock

We are authorized to issue 5,000,000 shares of our common stock, with no par value. There were 1,817,978 common shares issued and outstanding at December 31, 2016 and 2015.

NOTE 7 – STOCK OPTIONS

The following table summarizes stock option activity for the two years ended December 31, 2017:

	Options Outstanding	Weighted Average Exercise Price
Outstanding at December 31, 2014	111,756	$1.85
Granted	45,484	1.90
Exercised	—	—
Expired or canceled	—	—
Outstanding at December 31, 2015	157,240	1.87
Granted	105,000	1.87
Exercised	—	—
Expired or canceled	—	—
Outstanding at December 31, 2016	262,240	$1.87
Exercisable at December 31, 2016	262,240	$1.87

During 2016, we issued options to purchase 105,000 shares of common stock to employees. Of these options, 70,000 have an exercise price of $1.81 and 35,000 have an exercise price of $1.99. The options were vested upon grant and expire in ten years. We recorded an expense of $154,360 during 2016.

During 2015, we issued options to purchase 45,484 shares of common stock to employees. Of these options, 23,457 have an exercise price of $1.81 and 22,027 have an exercise price of $1.99. The options were vested upon grant and expire in ten years. We recorded an expense of $66,866 during 2016.

The following table summarizes weighted-average assumptions using the Black-Scholes option-pricing model used on the date of the grants issued during 2016 and 2015:

	2016	2015
Volatility	245%	245%
Expected term (years)	5.0	5.0
Risk-free interest rate	1.33%	1.61%
Dividend yield	0%	0%

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The lease for our facility expires at the end of each calendar year and we have the right to renew the lease on an annual basis. Rent expense amounted to $112,745 and $108,409 for the years ended December 31, 2016 and 2015, respectively.

Legal Matters

The Company is subject at times to legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 9 — INCOME TAXES

The Company had, subject to limitation, approximately $2,971,000 of net operating loss carryforwards at December 31, 2016, which will expire at various dates beginning in 2032 through 2036. We have provided a 100% valuation allowance for the deferred tax benefits resulting from the net operating loss carryover due to our lack of earnings history. These carry forwards may be subject to an annual limitation under Section 382 and 383 of the Internal Revenue Code of 1986, and similar state provisions if the Company experienced one or more ownership changes which would limit the amount of NOL and tax credit carryforwards that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an IRC Section 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.

In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. The valuation allowance increased by approximately $380,000 and $324,000 for the years ended December 31, 2016 and 2015, respectively.

Significant components of deferred tax assets and liabilities are as follows:

	2016	2015
Deferred tax assets:
Net operating loss carryover	$1,127,639	$805,744
Stock-based compensation	146,630	88,035
Total deferred tax assets	1,274,269	893,779
Less: valuation allowance	(1,274,269)	(893,779)
Net deferred tax assets	$—	$—

The actual tax benefit differs from the expected tax benefit for the years ended December 31, 2016 and 2015 as follows:

	2016	2015
Statutory federal income tax rate	-34.0%	-34.0%
State income taxes	-4.0%	-4.0%
Valuation allowance	38.0%	38.0%
Effective income tax rate	—%	—%

The Company’s tax returns for the previous three years remain open for audit by the respective tax jurisdictions.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 19, 2017, the date on which the financial statements were available to be issued.

Subsequent to December 31, 2016:

●	We issued convertible notes aggregating $70,000, with substantially the same terms as those described in Note 5.
●	We issued 2,118,264 shares of common stock upon conversion of all outstanding convertible notes, related accrued interest and options outstanding.
●	On July 31, 2017, Inspyr Therapeutics, Inc. (“Inspyr”) acquired 100% of our common stock, pursuant to the terms of a share exchange agreement (“Agreement”) dated July 31, 2017 (“Closing Date”), by and among, Inspyr, Lewis and Clark, certain principals of Lewis and Clark (the “Principals”) and all of the existing shareholders of Lewis and Clark (“Shareholders”). As consideration for the acquisition of Lewis and Clark, Inspyr agreed to issue an aggregate of 7,122,172 shares of Inspyr common stock (“Payment Shares”) to the Shareholders, accounting for, subsequent to the closing of the transaction, the Shareholders owning 50% of the issue and outstanding capital stock of Inspyr (including common shares issuable upon conversion of Inspyr’s outstanding preferred stock).